Articles of Amendment to
                          Articles of Incorporation of

                              Pro Card Corporation

(Name of corporation as currently filed with the Florida Dept. of State)

                                    P04000015631

                   (Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its articles of incorporation:

NEW CORPORATE NAME (if changing):
                             Maverick Energy Group, Inc.

(must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.") (A professional corporation must contain the word "chartered", "professional association", or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)


1. Article Four of the Articles of Incorporation shall be deleted and the following Article Four shall be inserted in its place:

                                ARTICLE FOUR

The aggregate number of shares which the Corporation shall have the authority to issue is Three Hundred Million (300,000,000), all of which shall be common shares with a par value of $.01 per share.

2. Article Seven - Section Two of the Articles of Incorporation shall be deleted and the following Article Seven - Section Two shall be inserted in its place:


                                ARTICLE SEVEN  - Section Two

7.02 The names and addresses of the members of the Board of Directors as of 8/15/05 are:
         Name                  Address                              Title
-------------------  --------------------------------------  -----------------
Barney A. Richmond   100 Village Square Crossing Suite 202   Co-Chairman,
                     Palm Beach Gardens, FL 33410 	     Secretary,Director

James W. McCabe      P.O. Box 2289 	                       Co-Chairman
                     Naples, FL 34106                	     President, Director


Richard J. Bednar    8988 S. Sheridan Suite L, #356 	     Vice President
                     Palm Beach Gardens, FL 33418 	        Director


Brice E. Bogle       408 N. Sweet Gum Ave.                 Vice President
                     Broken Arrow, OK 74012          	     CFO, Director

Richard C. Turner    4200 Oak St. 	                       Treasurer,
                     Palm Beach Gardens, FL 33418          Director

Matt Salmon	         1850 N. Central Ave., Ste 2401	     Director
                     Phoenix, AZ 85004

Barry M. Goldwater, Jr.	3104 E. Camelback, Suite 274	     Director
                        Phoenix, AZ 85106


The date of each amendment(s) adoption:              August 15, 2005

Effective date, if applicable:
            (no more than 90 days after amendment file date)


Adoption of Amendment(s)     (CHECK ONE)

	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by."
                           (voting group)

X	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this:   15th      day of      August,   2005.

Signature

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


                            Richard C. Turner
                 (Typed or printed name of person signing)

                               Treasurer
                        (Title of person signing)


FILING FEE: $35